Exhibit 99.2

Media General Reports September Revenues

          RICHMOND, Va., Oct. 11 /PRNewswire-FirstCall/ -- Media General, Inc. (NYSE: MEG) today reported September 2006 total revenues of $79.5 million, a 16.7 percent increase from September 2005, including the revenues of four new NBC television stations. Excluding the new stations, total revenues increased 2.4 percent in September. By business segment, Publishing Division revenues declined 2.9 percent, Broadcast Division total revenues increased 56.3 percent, or 11 percent excluding the new stations, and Interactive Media Division total revenues rose 45.6 percent.

          Newspaper advertising revenues in September declined $930,000 or 2.4 percent, and reflected decreases in all categories. Including online revenues from associated Web sites, newspaper advertising revenues decreased only 1.6 percent in September.

          Retail advertising revenues declined $330,000, or 1.9 percent. A small increase generated by the Winston-Salem Journal was more than offset by a slight decrease at The Tampa Tribune. Retail revenues for the Richmond Times-Dispatch declined 7.3 percent and primarily reflected lower spending in the financial, medical and furniture store categories. Retail revenues for the Community newspaper group declined 2.2 percent.

          Classified advertising revenues decreased $290,000, or 1.7 percent. The company’s results included solid growth in real estate advertising, further spending reductions in the automotive category, and a recent softening of help-wanted advertising in line with a deceleration in job growth in the U.S.  Including online revenues, total Classified advertising decreased only 1 percent in September. At The Tampa Tribune, Classified revenues declined 2.8 percent. At the Winston-Salem Journal, Classified revenues were down 6.8 percent, while the Richmond Times-Dispatch was even with last year. For the Community newspaper group, Classified revenues increased 1.5 percent.

          At the company’s three metro newspapers, real estate linage increased 11.5 percent. The Tampa Tribune, which continued to benefit from a strong new-housing market in the region, generated a 13.5 percent increase in real estate Classifieds. The Richmond Times-Dispatch and the Winston-Salem Journal reported real estate advertising linage increases of approximately 10 percent each.

          Employment linage at the three metros declined 14 percent. The Tampa Tribune’s help-wanted Classifieds decreased 33.8 percent and the Richmond Times-Dispatch was down 7.1 percent. Running counter to trend, the Winston-Salem Journal generated a 9.8 percent increase in help-wanted linage, which resulted from higher volumes from local advertisers. Automotive linage for the three metros declined 26.3 percent for the month and reflected further spending restraint by automotive dealers.

          National revenues declined $280,000, or 8.2 percent. At the Winston-Salem Journal, revenues increased 15.1 percent, due to higher spending in the telecommunications and travel categories. The Tampa Tribune reported a decline of 8.8 percent, which mostly reflected decreases in the telecommunications and automotive categories, and at the Richmond Times-Dispatch, National revenues declined 13.3 percent, from reduced telecommunications advertising.

          While Circulation revenues declined $380,000, or 5.9 percent, approximately 60 percent of the decrease was the result of eliminating subsidies to independent carriers at several newspapers. Excluding this impact, Circulation revenues declined only 2.4 percent. Six Media General newspapers generated increases in net-paid Daily Circulation and nine did so for Sunday, but overall volume for the month decreased.

          In the Broadcast Division, gross time sales increased $13.9 million, or 65.6 percent, including the Company’s four new NBC stations. Excluding the new stations, gross time sales increased 12.1 percent.

          Local time sales increased $4.4 million, or 31.8 percent, including the new stations. Excluding these stations, Local time sales decreased 1.3 percent. Higher spending in furniture and services was offset by decreases in the corporate and financial categories.

          National time sales increased $2.9 million, or 40 percent, including the new stations. Excluding these stations, National time sales decreased 6 percent. Increases in automotive and media advertising were offset by lower spending in the telecommunications and corporate categories.

          Total Political revenues of $6.8 million compared with $190,000 last September, and were driven by gubernatorial races in Rhode Island, Florida and Ohio and by U.S. Senate campaigns in Rhode Island, Ohio, Florida and Tennessee, augmented by issue spending in Rhode Island, Florida and Ohio. Political revenues included $3.5 million from the four new NBC stations.

          Interactive Media Division revenue growth reflected increased advertiser spending and new products in all categories. Total online advertising grew 33.8 percent. The greatest contributor to growth was increased online Classified advertising, up 10.8 percent. Local advertising increased 71 percent, and National/Regional advertising more than doubled, as a result of campaigns with national agencies across multiple Web sites. Revenues from Media General’s Blockdot advergaming business more than doubled from new products and new advertisers. Page views and visitor sessions for September rose more than 25 percent each, including the new stations’ Web sites.

          About Media General

          Media General is a multimedia company operating leading newspapers, television stations and online enterprises primarily in the Southeastern United States. The company’s publishing assets include three metropolitan newspapers, The Tampa Tribune, Richmond Times-Dispatch, and Winston-Salem Journal; 22 daily community newspapers in Virginia, North Carolina, Florida, Alabama and South Carolina; and more than 150 weekly newspapers and other publications. The company’s broadcasting assets currently include 26 network-affiliated television stations that reach more than 33 percent of the television households in the Southeast and nearly 10 percent of those in the United States. The company’s interactive media assets include more than 75 online enterprises that are associated with its newspapers and television stations. Media General also owns a 33 percent interest in SP Newsprint Company, a manufacturer of recycled newsprint.

MEDIA GENERAL INC.
Revenues and Page Views

	September

	2006	2005	% Change

Revenues (000)	$79,499	$68,097	16.7%
Publishing	44,433	45,740	(2.9)%
Broadcast	32,989	21,110	56.3%
Interactive Media	2,406	1,652	45.6%
Eliminations	(329)	(405)	18.8%
Discontinued Operations(1)	3,632	3,292	10.3%

Selected Publishing Revenues (000)
By Category
Advertising	$37,413	$38,339	(2.4)%
Classified	16,465	16,750	(1.7)%
Retail	17,222	17,553	(1.9)%
National	3,090	3,366	(8.2)%
Other	636	670	(5.1)%
Circulation	6,060	6,437	(5.9)%
By Property
Richmond	10,641	11,240	(5.3)%
Tampa	14,149	14,599	(3.1)%
Winston-Salem	4,202	4,134	1.6%
Community Newspapers	15,237	15,508	(1.7)%

Advertising Revenues (000)(2)
Richmond	$8,463	$8,854	(4.4)%
Tampa	12,900	13,314	(3.1)%
Winston-Salem	3,373	3,338	1.0%
Community Newspapers	12,275	12,419	(1.2)%

Broadcast Time Sales (gross) (000)	$35,028	$21,148	65.6%
Local	18,223	13,826	31.8%
National	9,982	7,130	40.0%
Political	6,823	192	—

Selected Online Total Page Views
TBO.com	18,491,988	18,624,758	(0.7)%
(Tampa, Fla.)
TimesDispatch.com	9,823,843	9,587,938	2.5%
(Richmond, Va.)
JournalNow.com	3,757,331	3,788,167	(0.8)%
(Winston-Salem, N.C.)

Notes: All data are subject to later adjustment.
(1)	Revenues from certain broadcast and interactive media operations that the Company is divesting.
(2)	Amounts reflected included both daily and weekly newspapers.

MEDIA GENERAL INC.
Revenues and Page Views

	Year-to-Date

	2006	2005	% Change

Revenues (000)	$688,493	$642,481	7.2%
Publishing	439,928	431,993	1.8%
Broadcast	233,176	199,303	17.0%
Interactive Media	20,039	14,671	36.6%
Eliminations	(4,650)	(3,486)	(33.4)%
Discontinued Operations(1)	30,513	29,966	1.8%

Selected Publishing Revenues (000)
By Category
Advertising	$369,021	$358,511	2.9%
Classified	167,995	158,636	5.9%
Retail	164,652	161,175	2.2%
National	30,768	33,177	(7.3)%
Other	5,606	5,523	1.5%
Circulation	60,697	64,054	(5.2)%
By Property
Richmond	103,592	103,312	0.3%
Tampa	146,147	140,124	4.3%
Winston-Salem	39,943	39,571	0.9%
Community Newspapers	148,659	147,303	0.9%

Advertising Revenues (000)(2)
Richmond	$81,604	$80,097	1.9%
Tampa	132,501	126,381	4.8%
Winston-Salem	31,972	31,885	0.3%
Community Newspapers	119,649	117,568	1.8%

Broadcast Time Sales (gross) (000)	$238,653	$196,475	21.5%
Local	143,804	129,084	11.4%
National	79,066	66,183	19.5%
Political	15,783	1,208	—

Selected Online Total Page Views
TBO.com	160,888,294	171,001,782	(5.9)%
(Tampa, Fla.)
TimesDispatch.com	96,359,299	79,273,877	21.6%
(Richmond, Va.)
JournalNow.com	32,765,540	33,112,967	(1.0)%
(Winston-Salem, N.C.)

Notes: All data are subject to later adjustment.
(1)	Revenues from certain broadcast and interactive media operations that the Company is divesting.
(2)	Amounts reflected included both daily and weekly newspapers.

MEDIA GENERAL INC.
Daily Newspapers Advertising Linage*

	September

	2006	2005	% Change

Richmond Times-Dispatch
Retail	29,986	32,664	(8.2)%
National	8,103	9,822	(17.5)%
Classified	62,936	72,737	(13.5)%
Total	101,025	115,223	(12.3)%

Tampa Tribune
Retail	39,037	41,400	(5.7)%
National	9,548	14,528	(34.3)%
Classified	113,916	129,720	(12.2)%
Total	162,501	185,648	(12.5)%

Winston-Salem Journal
Retail	34,065	33,647	1.2%
National	7,110	5,845	21.6%
Classified	52,151	56,669	(8.0)%
Total	93,326	96,161	(2.9)%

Community & Associates Dailies
Retail	286,846	317,352	(9.6)%
National	17,332	25,555	(32.2)%
Classified	382,241	420,609	(9.1)%
Total	686,419	763,516	(10.1)%

Media General Dailies Total
Retail	389,934	425,063	(8.3)%
National	42,093	55,750	(24.5)%
Classified	611,244	679,735	(10.1)%
Total	1,043,271	1,160,548	(10.1)%

* Advertising is in column inches -- full run only

MEDIA GENERAL INC.
Daily Newspapers Advertising Linage*

	Year-to-Date

	2006	2005	% Change

Richmond Times-Dispatch
Retail	282,149	278,508	1.3%
National	84,588	92,319	(8.4)%
Classified	649,073	699,946	(7.3)%
Total	1,015,810	1,070,773	(5.1)%

Tampa Tribune
Retail	394,185	402,778	(2.1)%
National	114,497	138,224	(17.2)%
Classified	1,232,977	1,245,296	(1.0)%
Total	1,741,659	1,786,298	(2.5)%

Winston-Salem Journal
Retail	319,068	320,923	(0.6)%
National	70,353	77,161	(8.8)%
Classified	519,687	562,693	(7.6)%
Total	909,108	960,777	(5.4)%

Community & Associates Dailies
Retail	2,983,037	2,946,909	1.2%
National	177,565	262,061	(32.2)%
Classified	4,067,486	4,085,417	(0.4)%
Total	7,228,088	7,294,387	(0.9)%

Media General Dailies Total
Retail	3,978,439	3,949,118	0.7%
National	447,003	569,765	(21.5)%
Classified	6,469,223	6,593,352	(1.9)%
Total	10,894,665	11,112,235	(2.0)%

* Advertising is in column inches - full run only

SOURCE  Media General
          -0-                                                  10/11/2006
          /CONTACT:  Investors: Lou Anne J. Nabhan, +1-804-649-6103, Media: Ray Kozakewicz, +1-804-649-6748, both of Media General/
          /First Call Analyst: /
          /FCMN Contact: etucker@mediageneral.com /
          /Web site:  http://www.mediageneral.com/